LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT ("Agreement") is made as of ____________, 2008, by and between TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership ("Landlord"), and PROQUEST LLC, a Delaware limited liability company ("Tenant"), as successor in interest to ProQuest Company.

W I T N E S S E T H

A. Landlord and Tenant (by assignment from ProQuest Company, a Delaware corporation, now known as Voyager Learning Company, the original tenant, referred to herein as "Voyager") are parties to that certain lease dated November 10, 2004 (the "Original Lease"), as modified by that certain Commencement Letter dated February 21, 2005, that certain First Amendment to Lease dated November 16, 2005 (the "First Amendment"), and that certain Commencement Letter dated April 20, 2006 (collectively, the "Lease"), whereby Tenant leased from Landlord the premises consisting of approximately 28,476 rentable square feet commonly known as Suite 200, and approximately 28,481 rentable square feet commonly known as Suite 300 (Suite 200 and Suite 300 are collectively referred to herein as the "Premises"), in the office building located at 777 Eisenhower Parkway, Ann Arbor, Michigan (the "Building"); and

B. Landlord and Tenant desire to terminate the Lease, and release Voyager from further liability, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All terms used herein shall have the same meaning as in the Lease unless otherwise defined herein.

2. Termination of Lease. Provided that Tenant pays to Landlord on or before ______________________, 2008 (the "Effective Date"), in addition to all other amounts set forth in this Agreement and the Lease (as modified by this Agreement), a termination fee of Four Million Two Hundred Fifty Thousand and 00/100 Dollars ($4,250,000.00) (the "Termination Fee"), the Lease shall terminate on June 30, 2008 (the "Termination Date") as if said Termination Date were set forth in the Lease as the expiration date of the term of the Lease. Tenant's obligation to pay the Termination Fee shall survive termination of the Lease.

3. Base Rent. Notwithstanding anything to the contrary contained in the Lease, during the period of January 1, 2008 through June 30, 2008 (the "Free Rent Period"), Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Basic Costs and Tenant's Pro Rata Share of Taxes with respect to the Premises shall abate. During the Free Rent Period, Tenant shall continue to pay all other amounts due under the Lease, including any costs for electrical service to the Premises and additional services.

4. Surrender of Premises.

    Tenant shall vacate and deliver possession of the Premises to Landlord in the manner set forth in the Lease on or before the Termination Date; provided however, and notwithstanding anything to the contrary contained in Section 7 of the Original Lease, Tenant shall not be required to remove any telephone and data cabling from the Premises, unless so requested by Landlord in writing. Moreover, Tenant shall return to Landlord all keys to the Premises (or access codes thereto, if applicable), including any mailbox keys; and

    If Tenant fails in any way to comply with the terms herein, then Landlord, in its sole discretion, and at its sole option, may elect: (i) not to terminate the Lease until such time as Landlord is satisfied that all terms herein have been fully complied with; or (ii) to terminate the Lease without in any way waiving Landlord's right to collect from Tenant all costs Landlord incurs as a result of Tenant's failure to comply with the foregoing terms, or Landlord's right to sue Tenant for any such costs or damages.

5. Reletting Credit.

(a) In the event that Landlord leases all or any portion of the Premises to a new tenant or new tenants (singularly or collectively, a "New Tenant"), to the extent such New Tenant takes "Occupancy" of all or any portion of the Premises prior to December 31, 2009, Landlord shall pay to Tenant a fee (the "Reletting Credit") equal to $12.00 per square foot per year (prorated for partial years) for each rentable area of the Premises so occupied by the New Tenant commencing on the date such New Tenant takes Occupancy through December 31, 2009. For example purposes only, if a New Tenant take occupancy of 10,000 rsf in the Premises on September 1, 2008, Landlord shall pay Tenant $160,000 (10,000 rsf x $12/rsf x 1.33 years).  The Reletting Credit shall be paid to Tenant within thirty (30) days after the date of Occupancy by the New Tenant.

(b) For purposes of this paragraph, a New Tenant shall be deemed to have taken "Occupancy" of the Premises when such New Tenant's employees start occupying the Premises (or portion thereof so leased), and such date of Occupancy shall not be determined by the date that the New Tenant commences its obligations to pay rent, or the date that the term of the New Tenant's lease shall commence.

6. Rent and Other Charges. Tenant shall pay to Landlord on or before the Termination Date, and shall be responsible for, all Rent, Taxes, Basic Costs, utility charges and other charges relating to the Premises which accrue on or prior to the Termination Date, subject to the terms of this Agreement. Tenant covenants and agrees to promptly pay to Landlord upon receipt of Landlord's statement any and all unpaid Taxes and Basic Costs for calendar year 2007 which have accrued through the Termination Date for which final bills have not been rendered and which accordingly then remain unpaid, and Tenant's obligation to pay same shall survive termination of the Lease. Tenant agrees to indemnify and hold Landlord harmless against any utility charges or other charges relating to the Premises resulting from contracts between Tenant and utility suppliers and/or other vendors which are the obligation of Tenant and which accrue on or before the Termination Date.

7. Superseded Provisions. Paragraphs 3 (Option to Renew), Paragraph 4 (Right of First Offer), Paragraph 5 (Right of First Refusal) and Paragraph 6 (Building Sign) of Exhibit E to the Original Lease are hereby deleted and shall be of no further force or effect.

8. Certification to Landlord. Tenant hereby certifies, with respect to Tenant's rights in and occupancy of the Premises, that the following statements are true as of the date hereof and will be true on the Termination Date:

(a) Tenant owns and holds the entire interest of Tenant under the Lease;

(b) There exist no subleases affecting the Premises or any part thereof;

(c) Tenant has not assigned or encumbered Tenant's interest under the Lease or any part thereof;

(d) No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Premises have been let by Tenant or are outstanding that have not been performed and satisfied; and

(e) Tenant has full authority to execute and deliver this Lease Termination Agreement.

9. Release of Landlord. Tenant agrees that upon termination of the Lease as aforesaid, Landlord and its agents and employees shall be fully released and discharged from any and all obligations that may have theretofore arisen or may thereafter arise under or with respect to the Lease or the Premises.

10. Release of Tenant. Except for any monies due Landlord under this Agreement or under the terms of the Lease for the period ending on the Termination Date, Landlord agrees that upon termination of the Lease as aforesaid, Tenant and its agents and employees shall be fully released and discharged from any and all obligations that may have theretofore arisen or may thereafter arise under or with respect to the Lease or the Premises.

11. Release of Voyager Learning Company.

(i) For purposes hereof, all references to "Landlord", "Tenant" or "Voyager" means not only the named company or entity, but also each and all of such company's past or present owners, members, partners, stockholders, successors, officers, directors, employees, representatives, managers, attorneys, subsidiaries, parent companies, affiliates, related companies, divisions and successor entities (and other directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries, affiliates and successor entities).

(ii) For purposes herof, the term "Claims" means and includes all charges, claims, complaints, liabilities, obligations, promises, agreements, damages, claims with any government agency or department, statutory remedy, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of every kind, nature and description, whether known or unknown, suspected or unsuspected, and whether founded in fact, law or equity, liquidated or unliquidated, absolute or contingent, which Landlord or Tenant, as the case may be, now has, may have had or claimed to have, or hereafter may have or claim to have against Assignor arising out of or in connection with the Lease, the Premises, the Building, any other document, instrument and/or dispute relating to any of the foregoing in any manner, or any act, omission, event, fact or other thing which existed or occurred prior to the Effective Date (and regardless of any liability of Tenant continuing thereafter through the Termination Date).

(iii) As a material inducement to Voyager to advance the cash sum of Eleven Million and no/100 Dollars ($11,000,000.00) to Tenant for the express benefit of Tenant and for Tenant to pay Landlord the Termination Fee, each of Landlord and Tenant irrevocably, absolutely and unconditionally releases and forever discharges Voyager from any and all "Claims," as that term is defined in paragraph (ii), above.

(iv) Landlord and Tenant each represents to Voyager and to each other that it has had the full opportunity to consult with counsel of its choice before signing this Agreement; that it has carefully read and fully understands all of the provisions of this Paragraph 11; and that it is knowingly and voluntarily entering into this Agreement.

12. Survival. Notwithstanding anything to the contrary contained in this Agreement, the expiration of the term of the Lease as provided herein shall not relieve Tenant from (i) Tenant's payment of the Termination Fee, and (ii) Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration of the Lease Term.

13. Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and cost of suit.

14. Successors; Third Party Beneficiary. This Agreement shall be binding on and inure to the benefit of the parties and their successors. Voyager is an express third party beneficiary of this Agreement, and specifically of Paragraph 11 hereof.

15. Miscellaneous.

    This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

    Except as herein modified or amended, the provisions, conditions and terms of the Lease will remain unchanged and in full force and effect.

    Tenant and Landlord each represents to the other that it has not directly dealt with any broker in connection with this Agreement (except for Transwestern Commercial Services and CB Richard Ellis) and agrees to indemnify and hold the other harmless from all losses, damages, claims, liens, liabilities, costs and expense (including without limitation reasonable attorney's fees) arising from any claims or demands of any other broker or brokers or finders for any commission or other compensation alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with Tenant or Landlord, as the case may be, of this Second Amendment. Landlord shall pay any commission due to Transwestern Commercial Services and any other broker working on Landlord's behalf in connection with this Agreement per separate agreement, and Tenant shall pay any commission due to CB Richard Ellis and any other broker working on Tenant's or Voyager's behalf in connection with this Agreement per separate agreement.

    In the case of any inconsistency between the provisions of the Lease and this Agreement, the provision of this Agreement will govern and control.

    Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

    The term "Lease" appearing herein and in the Original Lease shall hereafter mean the Original Lease, as amended, and as further amended by this Agreement. Initially capitalized terms not otherwise defined herein have the meanings given them in the Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement as of the date first written above.

LANDLORD:

TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership

By: Transwestern Great Lakes GP, L.L.C., a Maryland limited liability company, its general partner

By: Transwestern Investment Company, L.L.C., its authorized agent

By: /s/ Scott A. Tausk

Name: Scott A Tausk

Title: Managing Director

TENANT: PROQUEST LLC, a Delaware limited liability company By: /s/ Larisa Avner Trainor Name: Larisa Avner Trainor Title: VP & Asst. Sec